UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2014

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard Mueller, the Chief Operating Officer of TransEnterix, Inc. (the "Company") resigned from the Company. His last day of employment is November 7, 2014.

In connection with Mr. Mueller’s resignation, Mr. Mueller and the Company entered into a Separation Agreement and General Release (the "Separation Agreement"). Under the Separation Agreement, the Company will provide Mr. Mueller with cash severance and an extension of the period in which he can exercise vested stock options for six months following his termination date. The Separation Agreement also includes a release of employment claims and sets forth certain confidentiality, non-solicitation and non-competition covenants applicable following termination of employment.

The foregoing is a summary of the Separation Agreement. The Separation Agreement is attached to this Form 8-K as Exhibit 10.1 and its terms are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Separation Agreement and General Release, effective November 7, 2014, by and between TransEnterix, Inc. and Richard Mueller.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

November 7, 2014	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release, effective November 7, 2014, by and between TransEnterix, Inc. and Richard Mueller.